UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

May 28, 2020

Date of report (date of earliest event reported)

FIVE POINT HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-38088	27-0599397
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15131 Alton Parkway, 4th Floor, Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

(949) 349-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common shares	FPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01	Regulation FD Disclosure.

On May 28, 2020, Five Point Holdings, LLC (the “Company”) issued a press release announcing the sale of approximately 11 acres of land, including an approximately 189,000 square foot building, at the Five Point Gateway Campus in Irvine, California. The land and building were sold for a purchase price of $108 million by the Company’s non-consolidated joint venture (the “Gateway Venture”) to City of Hope, which intends to develop and operate a comprehensive outpatient cancer care center and build a future acute care hospital specializing in cancer on the property. The Company owns a 75% interest in the Gateway Venture, and the net proceeds from the sale generated a distribution to the Company of approximately $56.3 million. The Five Point Gateway Campus includes approximately one million square feet planned for research and development and office space in four buildings, including the building sold to City of Hope that will be converted from an office building into the outpatient cancer center. The Gateway Venture still owns the remaining three buildings. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated May 28, 2020.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: May 28, 2020

FIVE POINT HOLDINGS, LLC

By:	/s/ Michael Alvarado
Name:	Michael Alvarado
Title:	Chief Legal Officer, Vice President and Secretary